Exhibit 99.1

FOR IMMEDIATE RELEASE

TriState Capital Prices $70 Million Non-Cumulative Perpetual Preferred Stock Offering

PITTSBURGH -- (BUSINESS WIRE) -- TriState Capital Holdings, Inc. (Nasdaq: TSC) (“TriState Capital”) announced the pricing of an underwritten public offering of 2,800,000 depositary shares, each representing a 1/40th interest in a share of its 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, no par value (the “Series B Preferred Stock”), with a liquidation preference of $1,000 per share (equivalent to $25 per depositary share). TriState Capital has granted the underwriters a 30-day option to purchase up to 420,000 additional depositary shares. In March 2018, TriState Capital completed an offering of $40.25 million of depositary shares, each representing a 1/40th ownership interest in a share of 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, no par value (the “Series A Preferred Stock”), with a liquidation preference of $1,000 per share of Series A Preferred Stock (equivalent to $25 per depositary share).

When, as, and if declared by the board of directors of TriState Capital, dividends will be payable on the Series B Preferred Stock from the date of issuance to, but excluding July 1, 2026 at a rate of 6.375% per annum, payable quarterly, in arrears, and from and including July 1, 2026, dividends will accrue and be payable at a floating rate equal to three-month LIBOR plus a spread of 408.8 basis points per annum, payable quarterly, in arrears, subject to potential adjustment as described in the prospectus supplement relating to the offering. TriState Capital may redeem the Series B Preferred Stock at its option, subject to regulatory approval, on or after July 1, 2024, as described in the prospectus supplement relating to the offering.

TriState Capital expects to use the net proceeds from the offering for general corporate purposes, potentially including repurchases of its common stock, future acquisitions, its working capital needs and investments in its subsidiaries. The offering is expected to close on May 29, 2019, subject to customary closing conditions.

Keefe, Bruyette & Woods, Inc., A Stifel Company, and Raymond James & Associates, Inc. are acting as joint book-running managers. B. Riley FBR, Boenning & Scattergood, Inc. and Stephens Inc. are acting as co-managers.

A shelf registration statement, including a prospectus, with respect to the offering was previously filed by TriState Capital with the Securities and Exchange Commission (the “SEC”) and was declared effective by the SEC on December 21, 2017. A preliminary prospectus supplement relating to and describing the terms of the offering was filed and is available on the SEC’s website at www.sec.gov. When available, copies of the final prospectus supplement and the accompanying prospectus relating to these securities may be obtained free of charge by visiting the SEC’s website at www.sec.gov, or may be obtained from Keefe, Bruyette & Woods, Inc., Attention: Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019, by calling (800) 966-1559 or by emailing USCapitalMarkets@kbw.com or Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida 33716, by calling 800-248-8863 or by emailing prospectus@raymondjames.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any security, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

ABOUT TRISTATE CAPITAL

TriState Capital Holdings, Inc. (Nasdaq: TSC) is a bank holding company headquartered in Pittsburgh, Pa., providing commercial banking, private banking and investment management services to middle-market companies, institutional clients and high-net-worth individuals. Its TriState Capital Bank subsidiary had $6.3 billion in assets, as of March 31, 2019, and serves middle-market commercial customers through regional representative offices in Pittsburgh, Philadelphia, Cleveland, Edison, N.J., and New York City, as well as high-net-worth individuals nationwide through its national referral network of financial intermediaries. Its Chartwell Investment Partners subsidiary had $9.7 billion in assets under management, as of March 31, 2019, and serves institutional clients and TriState Capital’s financial intermediary network.

FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” in reliance on the safe-harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. The words “achieve,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “maintain,” “may,” “opportunity,” “plan,” “potential,” “project,” “sustain,” “target,” “trend,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” and similar expressions, among others, generally identify forward-looking statements. Examples of forward-looking statements include, without limitation, statements relating to TriState Capital’s future plans, objectives or goals and are based on current expectations, plans or forecasts, including with respect to the timing and size of the offering and the anticipated use of proceeds. Such forward-looking statements are subject to risks, uncertainties and changed circumstances that are difficult to predict and are often beyond TriState Capital’s ability to control.

Actual results or outcomes could differ materially from those currently anticipated, discussed or projected by forward-looking statements. We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made, and TriState Capital disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of TriState Capital for any reason, except as specifically required by law. Factors that could cause or contribute to such differences include, but are not limited to: the level of market volatility, our ability to execute our growth strategy, including the availability of future bank acquisition opportunities, our ability to execute on our revenue and efficiency improvement initiatives, unanticipated losses related to the completion and integration of mergers and acquisitions, and other factors and risk influences contained in our most-recent annual and quarterly reports filed on Form 10-K and Form 10-Q, and under the heading “Risk Factors” in the preliminary prospectus supplement filed in connection with the offering and other documents we file with the Securities and Exchange Commission from time to time.

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MEDIA CONTACT

Jack Horner

HornerCom

267-932-8760, ext. 302

412-600-2295 (mobile)

jack@hornercom.com

INVESTOR CONTACTS

Jeff Schoenborn and Kate Croft

Casteel Schoenborn

888-609-8351

TSC@csirfirm.com